Exhibit 10.11

WAIVER TO CREDIT AGREEMENT

LASALLE RETAIL FINANCE

Date: June 5, 2008

THIS WAIVER TO CREDIT AGREEMENT (this “Waiver”) is made to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 2, 2007 by and among:

AMERICAN APPAREL (USA), LLC (f/k/a AAI Acquisition LLC (successor by merger to American Apparel, Inc.)), a California limited liability company, as agent for itself and the other Borrowers party thereto (in such capacity, the “Lead Borrower”):

THE BORROWERS now or hereafter party to the Credit Agreement;

THE FACILITY GUARANTORS now or hereafter party to the Credit Agreement;

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties;

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually an “Agent” and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties;

WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties;

the LENDERS party to the Credit Agreement; and

LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

BACKGROUND

A. Reference is made to that certain Waiver and Consent to Credit Agreement dated as of May 16, 2008 (the “May 2008 Waiver”) entered into by and among the parties hereto, pursuant to which, among other things, the Loan Parties agreed to enter into, by May 31, 2008, each in form and substance satisfactory to the Agents and each Lender in their discretion, (i) an amendment to the Credit Agreement and related documents (collectively, the “Fourth Amendment Documents”), which Fourth Amendment Documents may, among other things, (a) effect a joinder by American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.) to the Loan Documents, whereby American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.) shall become a Facility Guarantor thereunder, and (b) delete certain financial performance covenants, including, without limitation, the financial performance covenant relating to Capital Expenditures, in each case in accordance with the Summary of Terms and Conditions set forth as Exhibit B to the May 2008 Waiver, and (ii) an amendment to the Pledge Agreement, pursuant to which, among other things, the parties thereto shall amend Schedule I thereto to include all Subsidiaries in existence as of the date of such amendment. Pursuant to the May 2008 Waiver, the failure of the Loan Parties to enter into the Fourth Amendment Documents by May 31, 2008 constitutes an Event of Default under the Credit Agreement.

B. The Loan Parties have failed to enter into the Fourth Amendment Documents by May 31, 2008 (such failure, the “Specified Event of Default”).

C. In light of the foregoing, the Lead Borrower has requested that the Agents and the Required Lenders waive the Specified Event of Default. The Agents and the Required Lenders are willing to waive the Specified Event of Default, on the terms and conditions set forth herein

Accordingly, it is hereby agreed as follows:

1. Waiver of Specified Event of Default. The Agents and the Required Lenders hereby waive the Specified Event of Default. The Loan Parties acknowledge and agree that:

(a) The foregoing waiver is a one-time waiver and shall not be deemed to constitute a waiver of any other Event of Default or a waiver of any other requirement of the Credit Agreement or any other Loan Document (including, without limitation, the May 2008 Waiver) with respect to any other circumstance.

(b) The consent and waiver provided above shall not take effect upon the execution of this Agreement, and shall only take effect upon satisfaction of each and all of the requirements of Section 2, below.

2. Conditions to Effectiveness. The Waiver provided in Section 1 above shall be effective as of the date hereof upon the fulfillment of the following conditions precedent:

(a) All actions on the part of the Loan Parties necessary for the valid execution, delivery, and performance by the Loan Parties of this Waiver shall have been duly and effectively taken.

(b) The Administrative Agent shall have received an original copy of this Waiver duly executed and delivered by the Loan Parties, the Agents, and the Required Lenders.

(c) The Administrative Agent shall have received, for the ratable benefit of the Lenders executing this Waiver, a waiver fee in the amount of $75,000.00, which shall be fully earned on the date hereof and shall not be subject to refund or rebate in whole or in part under any circumstance. The Administrative Agent is hereby authorized to make a Credit Extension to pay the waiver fee.

(d) The Administrative Agent shall have received reimbursement from the Loan Parties for all reasonable costs, expenses, and legal fees incurred by the Administrative Agent through June 5, 2008 in connection with the negotiation, preparation, and execution of this Waiver. Provided that the Administrative Agent shall have notified the Lead Borrower of the amount of such costs, expenses, and legal fees incurred through such date, the Administrative Agent is hereby authorized to make a Credit Extension to reimburse the Administrative Agent for such costs, expenses, and legal fees. Each of the Loan Parties acknowledges and agrees that additional statements for all reasonable costs, expenses, and legal fees incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Waiver for periods after June 5, 2008 will be rendered and paid as set forth in the Credit Agreement.

3. Amendment; Joinder; Pledge; Alternate Sources of Funding.

(a) Each Loan Party hereby agrees to take all commercially reasonable actions that are necessary or advisable to enable such Loan Party to enter into, by June 20, 2008, an amendment to the Credit Agreement (the “Fourth Amendment”) and related documents (together with the Fourth Amendment, collectively, the “New Fourth Amendment Documents”). Such Fourth Amendment shall be substantially in the form of Exhibit A annexed hereto (or with such other changes as are mutually agreed upon by the Lead Borrower, the Agents and the Lenders in their discretion). Such other Fourth Amendment Documents shall, among other things, amend and restate each of the Pledge Agreement, the pledge agreement entered into on December 28, 2007 by the Parent and the Collateral Agent, the Facility Guaranty, and the Guarantee entered into on December 28, 2007 by the Parent for the benefit of, among others, the Agents. Each of the New Fourth Amendment Documents shall be in form and substance satisfactory to the Agents and each Lender in their reasonable discretion. The failure of the Loan Parties to enter into the New Fourth Amendment Documents by June 20, 2008 shall constitute an Event of Default under the Credit Agreement (such Event of Default, the “Amendment Event of Default”) for all purposes without further action or notice required by any Person but shall not invalidate the waiver provided in Section 1 above.

(b) If an Event of Default occurs as a result of the failure of the Loan Parties to enter into the New Fourth Amendment Documents by June 20, 2008, without limiting any Agent’s or Lender’s rights and remedies arising as a result of the occurrence of such Amendment Event of Default or any other Event of Default, the Agents may (and at the direction of the Required Lenders, shall) elect to (i) terminate negotiations, (ii) terminate the commitments of the Lenders to make loans and advances and to grant financial accommodations to or for the benefit of the Loan Parties, and (iii) accelerate the maturity of the Obligations. The Agents and the Lenders expressly reserve all rights and remedies arising as a result of the occurrence of the Amendment Event of Default or any other Event of Default, including, without limitation, the right to charge the Default Rate of interest. Any loans, advances, and financial accommodations made from and after the occurrence and during the continuation of the Amendment Event of Default or any other Event of Default shall be made in the sole and exclusive discretion of the Lenders. Further, if any such loans, advances, and financial accommodations are made, the Lenders expressly reserve the right to suspend making additional loans and advances and granting financial accommodations at any time from and after the occurrence and during the continuation of the Amendment Event of Default or any other Event of Default, without further notice to the Loan Parties.

4. No Continuing Waiver. The Loan Parties acknowledge and agree that since the Closing Date, in addition to the Specified Event of Default, certain Events of Default (together with the Specified Event of Default, collectively, the “Past Events of Default”) have occurred as a result of the Loan Parties’ actions in violation of the Credit Agreement and failure to obtain prior consent from the Agents and the Lenders for such actions, as such Past Events of Default are more specifically described herein and in (i) that certain Default Waiver dated as of November 23, 2007, by and among the Administrative Agent, certain of the Lenders, and the Lead Borrower, (ii) that certain Second Amendment and Waiver dated as of November 26, 2007, by and between, among others, the Agents, the certain of the Lenders, and the Loan Parties, (iii) that certain Waiver and Consent dated as of December 28, 2007, by and among the Agents, certain of the Lenders, and the Lead Borrower, (iv) that certain Waiver to Credit Agreement dated as of February 29, 2008, by and among the Agents, the Lenders and the Loan Parties, and (v) the May 2008 Waiver. The Agents and the Lenders have consented to waive such Past Events of Default based on their consideration of certain facts and circumstances presented at the time of each request from the Loan Parties for such waiver. The Loan Parties further acknowledge and agree that the Agents and the Lenders are under no obligation to waive any future Event of Default arising after the date hereof and that the Agents and the Lenders shall determine whether to waive any such Event of Default based on facts and circumstances in existence when such Event of Default arises. Nothing herein or in any other communication with any Agent or any Lender shall be deemed an agreement by any Agent or any Lender to forbear from exercising any and all of their rights, remedies, powers, and privileges with respect to any other Events of Default.

5. Representations and Warranties; Ratification of Loan Documents. In order to induce the Agents and the Lenders to enter into this Waiver, each Loan Party hereby represents and warrants that except for the Specified Event of Default, no Default or Event of Default by any Loan Party exists under the Credit Agreement or under any other Loan Document. Except as expressly provided in this Waiver, all terms and conditions of the Credit

Agreement and the other Loan Documents shall remain in full force and effect. The Loan Parties hereby ratify, confirm, and re-affirm all terms and provisions of the Loan Documents, except that any representation or warranty made as of a specific date shall be true and correct only as of the date so specified.

6. Acknowledgement of Obligations. Each of the Loan Parties hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Loan Parties under the Credit Agreement and the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to any of the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

7. Waiver of Claims and Release. Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Waiver, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

8. Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors and assigns.

9. Multiple Counterparts. This Waiver may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

10. Governing Law. This Waiver shall be construed, governed, and enforced pursuant to the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws.

11. Loan Document. This Waiver shall constitute a Loan Document for all purposes. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the date above first written. This Waiver is intended to take effect as a sealed instrument.

AMERICAN APPAREL (USA), LLC, as Lead Borrower and as a Borrower

By:

Name: Dov Charney

Title: CEO

AMERICAN APPAREL RETAIL, INC., as a Borrower

By:

Name: Dov Charney

Title: CEO

AMERICAN APPAREL DYEING & FINISHING, INC., as a Borrower

By:

Name: Dov Charney

Title: CEO

KCL KNITTING, LLC, as a Borrower

By: American Apparel (USA), LLC, its sole member

By:

Name: Dov Charney

Title: CEO

Signature Page to Waiver to Credit Agreement

AMERICAN APPAREL, LLC, as a Facility Guarantor

By: American Apparel (USA), LLC, its sole member

By:

Name: Dov Charney

Title: CEO

FRESH AIR FREIGHT, INC., as a Facility Guarantor

By:

Name: Dov Charney

Title: CEO

Signature Page to Waiver to Credit Agreement

LASALLE BUSINESS CREDIT, LLC, As Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:

Name:

Stephen J. Garvin

Title:

Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Issuing Bank

By:

Name:

Stephen J. Garvin

Title:

Vice President

Signature Page to Waiver to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC, as Collateral Monitoring Agent and as a Lender

By:

Name: Emily Abrahamson

Title: Assistant Vice President/Account Executive

Signature Page to Waiver to Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:

Name: Kathryn C. Ellero

Title: Vice President

Signature Page to Waiver to Credit Agreement

Exhibit A

Fourth Amendment

[see attached]

1084618.8

Exhibit A to Waiver to Credit Agreement

FOURTH AMENDMENT TO CREDIT AGREEMENT LASALLE RETAIL FINANCE

Date: June , 2008

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”)

is made to the Credit Agreement (as amended, the “Credit Agreement”) dated as of July 2, 2007 by and among:

(a) American Apparel (USA), LLC (f/k/a AAI Acquisition LLC (successor-by-merger to American Apparel, Inc.)), a corporation organized under the laws of the State of California, with its principal executive offices at 747 Warehouse Street, Los Angeles, California 90021, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers now or hereafter party to the Credit Agreement; and

(b) the BORROWERS now or hereafter party to the Credit Agreement; and

(c) the FACILITY GUARANTORS now or hereafter party to the Credit Agreement; and

(d) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and

(e) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually an “Agent” and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties; and

(f) WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties; and

(g) the LENDERS party to the Credit Agreement; and

(h) LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank; in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

Background:

A. Amendment. The parties hereto entered into that certain First Amendment to Credit Agreement on October 11, 2007, that certain Second Amendment and Waiver to Credit Agreement on November 26, 2007, and that certain Third Amendment to Credit Agreement on December 12, 2007. The parties hereto desire to further amend the Credit Agreement on the terms and conditions set forth herein.

B. Waivers. On May 16, 2008, the parties hereto executed that certain Waiver and Consent to Credit Agreement, pursuant to which the Loan Parties agreed to enter into an amendment to the Credit Agreement and other related documents in order to effect (i) certain changes to the terms and provisions of the Credit Agreement, and (ii) a joinder by American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.), a Delaware corporation with an address at 747 Warehouse Street, Los Angeles, California 90021 (the “Parent”), to the Credit Agreement and the other Loan Documents as a Facility Guarantor thereunder. On June 3, 2008, the parties hereto executed that certain Waiver to Credit Agreement (the “June Waiver”), pursuant to which the Loan Parties agreed to enter into the New Fourth Amendment Documents (as such term is defined in the June Waiver).

Accordingly, it is hereby agreed, as follows:

1. Amendment to Credit Agreement. Subject to satisfaction of each and all of the

Preconditions to Effectiveness set forth in Section 2 hereof, the Credit Agreement is amended as follows:

a. By deleting Exhibit K (Form of Compliance Certificate) to the Credit Agreement in its entirety and substituting the attached Exhibit K in its stead.

b. By deleting Exhibit M (Financial Performance Covenants) to the Credit Agreement in its entirety and substituting the attached Exhibit M in its stead.

c. By adding to Section 1.01 the following new definitions in appropriate alphabetical order:

“Canadian Lender” means The Toronto-Dominion Bank in its capacity as the lender pursuant to the Canadian Loan Agreement.

“Canadian Loan” means the loan made by the Canadian Lender to the Canadian Subsidiaries pursuant to the Canadian Loan Agreement.

“Canadian Loan Agreement” means that certain loan agreement dated as of December 3, 2007, by and among the Canadian Lender, American Apparel Canada Wholesale, Inc. and American Apparel Canada Retail Inc. (as in effect on the Fourth Amendment Effective Date).

“Canadian Subsidiaries” means (i) each of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc., each a wholly-owned Subsidiary of the Parent, and (ii) all other wholly-owned Subsidiaries of the Parent organized under the laws of Canada or any political subdivision thereof. The term “Canadian Subsidiary” shall mean any one of the foregoing Persons.

“Fourth Amendment Effective Date” means the date on which all of the conditions precedent set forth in the Fourth Amendment and the other Loan Documents executed and delivered in connection therewith have been satisfied, as determined in the sole discretion of the Agents.

“Fourth Amendment Fee Letter” means the Fee Letter dated as of June , 2008 by and among the Lead Borrower and the Agents.

“SPAC Blocked Account” means the deposit account number              of the Lead

Borrower with                                  subject to a Blocked Account Agreement among                                 , the Lead Borrower and the Collateral Agent.

d. By deleting the definition of “Applicable Margin” in its entirety and substituting the following definition in its stead:

“Applicable Margin” means the following:

Applicable Margin for LIBO Loans Applicable Margin for Prime Rate Loans

2.50% 0.50%

e. By amending the definition of “Change in Control” by deleting the phrase “;or” at the end of clause (d) thereof and by deleting clause (e) thereof (regarding ownership by Dov Charney of certain Capital Stock) in its entirety.

f. By deleting the definition of “Letter of Credit” in its entirety and substituting the following definition in its stead:

“Letter of Credit” means a letter of credit or similar instrument (including, without limitation, a banker’s acceptance) that is (i) issued pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and all deferred payment obligations arising with respect to any of the foregoing, and (iii) in form reasonably satisfactory to the Issuing Bank.

g. By deleting the definition of “Payment Conditions” in its entirety and substituting the following definition in its stead:

“Payment Conditions” means (i) no Default or Event of Default shall have occurred or be continuing nor shall result from the making of such Investment, distribution, dividend or payment, and (ii) at least five (5) days prior to the making of any such Investment, distribution, dividend or payment, the Lead Borrower shall have delivered to the Administrative Agent (A) a certificate from the chief financial officer of the Lead Borrower stating that at the time of, and after giving effect to such Investment, distribution, dividend or payment, Excess Availability shall be not less than twenty percent (20%) of the Borrowing Base for the thirty (30) consecutive days immediately prior, and on a pro forma basis for the sixty (60) consecutive days immediately following, the making of such Investment, distribution or dividend, and (B) supporting documentation, in form and substance satisfactory to the Administrative Agent, demonstrating calculation of Excess Availability for such periods.

h. By amending the definition of “Permitted Acquisitions” by deleting “and” at the end of clause (g) thereof, by adding “; and” at the end of clause (h) thereof, by deleting the last sentence thereto, and by adding the following clause (i) at the end thereof:

“(i) The Payment Conditions shall be satisfied; provided that the Loan Parties may make Acquisitions in an aggregate amount not to exceed $3,000,000 from the Fourth Amendment Effective Date until the Maturity Date without satisfying the Payment Conditions so long as the conditions set forth in clauses (a) through (h) above have been satisfied.”

i. By amending the definition of “Permitted Dividends” by deleting clauses

(d), (e), and (f) thereof (regarding treatment of Loan Parties as “S” corporations and certain payments to Dov Charney and Sang H. Lim, respectively) in their entirety and renumbering clause (g) thereof as clause

(d). j. By amending the definition of “Permitted Encumbrances” as follows:

i. By deleting the word “and” at the end of clause (m) thereof, re-lettering clause (n) thereof as clause (o), and inserting the following new clause (n):

“(n) Liens in favor of the Canadian Lender securing the obligations of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. under the Canadian Loan Agreement;”

k. By amending the definition of “Permitted Indebtedness” as follows:

i. By deleting clause (d) thereof in their entirety and substituting the following new clause (d) in its stead:

“(d) (i) Guarantees by any Loan Party of Indebtedness of any other Loan Party, and (ii) Guarantees by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary in respect of a Lease;”

ii. By deleting the phrase “$15,000,000” in clause (e) thereof and substituting the phrase “$20,000,000” in its stead;

iii. By deleting the word “and” at the end of clause (m) thereof, re-lettering clauses (m) and (n) thereof as clauses (p) and (q), respectively, and inserting the following new clauses (m), (n) and (o):

“(m) Indebtedness due the Canadian Lender under the Canadian Loan Agreement;

(n) Indebtedness incurred by American Apparel Canada Wholesale, Inc. and due Dov Charney, as such Indebtedness is evidenced by that certain Promissory Note dated as of December 11, 2007 (as in effect on the date hereof, the “Dov Promissory Note”) in the aggregate principal amount of $3,804,300.00;

(o) Indebtedness incurred by American Apparel Canada Wholesale, Inc. and due Morris Charney, as such Indebtedness is evidenced by that certain

Promissory Note dated as of December 11, 2007 (as in effect on the date hereof, the “Morris Promissory Note”) in the aggregate principal amount of CAD$2,200,000.00; and”

I. By amending the definition of “Permitted Investments” as follows:

i. By deleting the word “and” at the end of clause (i) thereof, deleting clause (j) thereto in its entirety and substituting the following new clause (j) in its stead, and inserting the following new clauses (k),

(l) , (m) and (n):

“(j) Investments consisting of Accounts owing from a Foreign Subsidiary (other than a Canadian Subsidiary) to a Loan Party as a result of a sale of Inventory (to the extent such sale is permitted under Section 6.08 hereof);

(k) without duplication of Investments permitted by clause (j) above, other Investments by a Loan Party in a Foreign Subsidiary (other than a Canadian Subsidiary) to the extent such Investments do not exceed $10,000,000 in the aggregate, provided that any initial Investment permitted pursuant to this clause (k) shall be included without duplication as to any subsequent reinvestment of the same funds by the recipient of such initial Investment in a Subsidiary of such Person;

(1) without duplication of Investments permitted by clauses (j) or (k) above, other Investments by a Foreign Subsidiary in another Foreign Subsidiary to the extent such Investments constitute Guarantees of obligations of such other Foreign Subsidiary in respect of a Lease;

(m) irrespective of whether the Payment Conditions have been met, other Investments not to exceed $2,000,000 in the aggregate outstanding at any time; and

(n) other Investments provided that the Payment Conditions have been met.”

m. By deleting Section 2.16(d) thereto in its entirety and substituting the following new 2.16(d) in its stead:

“(d) (i) Each DDA Notification shall require the ACH or wire transfer not less frequently than twice weekly (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the concentration account maintained by the Collateral Agent at LaSalle Bank (the “Concentration Account”) or to a Blocked Account (other than the SPAC Blocked Account Agreement), and (ii) each Credit Card Agreement, Blocked Account Agreement (other than the SPAC Blocked Account Agreement) and Lockbox Agreement shall require the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available Cash Receipts to the Concentration Account maintained, in each case, including, without limitation, those from:

(i) the sale of Inventory and other Collateral;

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments received by a Borrower from any Person or from any source or on account of any Prepayment Event or other transaction or event;

(iv) the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the bank at which such DDA is maintained); and

(v) the proceeds of all credit card charges.

Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Loan Parties shall be permitted to keep cash on hand (or cash equivalents) received by the Loan Parties in connection with the SPAC Transaction and existing on the Fourth Amendment Effective Date in an aggregate amount not to exceed $30,000,000 in the SPAC Blocked Account. The SPAC Blocked Account shall require, upon notice to the Blocked Account Bank from the Collateral Agent after an Event of Default, the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available amounts contained in the SPAC Blocked Account to the Concentration Account.

n. By deleting Section 5.12 thereto in its entirety and substituting the following new Section 5.12 in its stead:

“SECTION 5.12 Additional Subsidiaries.

If any Loan Party shall form or acquire a Subsidiary after the Closing Date, the Lead Borrower will notify the Agents thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Lead Borrower will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein within ten (10) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Administrative Agent or the Required Lenders shall request, (b) if any shares of Capital Stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Lead Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged to secure the Obligations within ten (10) Business Days after such Subsidiary is formed or acquired (except that (i) if such Subsidiary is a Foreign Subsidiary that is not a Canadian Subsidiary, shares of Capital Stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary, and (ii) if such Subsidiary is a Canadian Subsidiary, the Lead Borrower shall not be obligated to cause such shares of Capital Stock of such Canadian Subsidiary to be pledged to secure the Obligations until such time as the Canadian Loan is refinanced in accordance with the terms of this Agreement with a lender other than the Canadian Lender).

o. By deleting Section 6.04 thereto in its entirety and substituting the following new Section 6.04 in its stead:

“SECTION 6.04 Investments. Loans, Advances, Guarantees and Acquisitions.

No Loan Party will, or will permit any Subsidiary to, make or permit to exist any Investment, provided that so long as no Event of Default then exists or would result therefrom, any Loan Party may, and may permit any Subsidiary to, make or permit to exist Permitted Investments and any transfer of the Capital Stock of American Apparel, LLC to the Lead Borrower as expressly set forth in the Merger Agreement.”

p. By amending Section 6.07 (Restricted Payments; Certain Payments of Indebtedness) as follows:

i. By deleting clause (a) thereof in its entirety and substituting the following new clause (a) in its stead:

“(a) No Loan Party will, or will permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than (i) Permitted Dividends, (ii) so long as no Event of Default has occurred and is continuing, repurchases of the Loan Parties’ Capital Stock in an amount not to exceed $30,000,000 in the aggregate with the proceeds of the Loan Parties’ cash on hand (or cash equivalents) contained in the SPAC Blocked Account, without the prior consent of the Administrative Agent and the Required Lenders and (iii) other Restricted Payments so long as the Payment Conditions have been satisfied.”

ii. By deleting sub-clause (i) of clause (b) thereof in its entirety and substituting the following new sub-clause (i) in its stead:

“(i) as long as no Event of Default then exists or would arise therefrom, (x) mandatory payments of interest and principal as and when due, and (y) prepayments of principal not to exceed $1,000,000.00 in any twelve-month period, in each case in respect of any Permitted Indebtedness (other than Subordinated Indebtedness, the SOF Investments Loan and the Indebtedness described in clauses (n) and (o) of the definition of “Permitted Indebtedness”);”

iii. By deleting “and” at the end of sub-clause (iv) of clause (b) thereof, deleting sub-clause (v) of clause (b) thereof in its entirety and substituting the following new sub-clauses (v), (vi) and (vii) in its stead:

“(v) refinancing of any Permitted Indebtedness (other than the Indebtedness described in clauses (n) and (o) of the definition of “Permitted Indebtedness”) to the extent that (i) the principal amount of the Indebtedness being so refinanced is not increased by such refinancing, (ii) such refinancing is on terms and conditions reasonably acceptable to the Administrative Agent, and (iii) the refinancing lender enters into an intercreditor agreement with the Administrative Agent on terms and conditions that the Agents, in their sole discretion exercised in good faith, deem necessary or desirable;

(vi) mandatory payments of regularly scheduled principal, interest and fees as and when due pursuant to the Canadian Loan Agreement; and

(vii) other payments on account of Permitted Indebtedness (other than the Indebtedness described in clauses (n) and (o) of the definition of “Permitted Indebtedness”) so long as the Payment Conditions have been satisfied.”

2. Preconditions to Effectiveness. This Fourth Amendment shall not take effect unless and until each and all of the following items has been satisfied or delivered, as the case may be, and in all events, to the satisfaction of the Agents, in their sole and exclusive discretion. The willingness of the Agents and the Lenders to enter into this Fourth Amendment is expressly conditioned upon the receipt by the Administrative Agent of the following items:

a. On or prior to the date hereof, the Lead Borrower, the Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent a duly executed copy of this Fourth Amendment and evidence that the Borrowers have obtained all necessary consents and approvals to this Fourth Amendment.

b. To the extent required by the Agents, the Administrative Agent shall have entered into an amendment to the intercreditor agreement with SOF Investments.

c. The Lead Borrower, the Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent such other and further documents as the Administrative Agent reasonably may require and shall have identified prior to the execution of this Fourth Amendment, in order to confirm and implement the terms and conditions of this Fourth Amendment.

d. On or prior to the date hereof, the Borrowers shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $93,750.00. In this regard, the amendment fee shall be fully earned as of the date of execution of this Fourth Amendment, and the Administrative Agent is hereby authorized to make a Revolving Credit Loan under the Credit Agreement to pay the amendment fee.

e. On or prior to the date hereof, the Borrowers shall have paid the fees set forth in the Fourth Amendment Fee Letter.

f. The Parent (and each other Loan Party, to the extent requested by the Agents) shall each have delivered the following to the Agents, in form and substance reasonably satisfactory to the Agents:

i. A Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

ii. A certificate of an authorized officer relating to the organization and existence of such party, the authorization of the transactions contemplated by the Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Charter Documents.

iii. A Perfection Certificate;

iv. The following duly executed Loan Documents:

a) Joinder and Amendment to the Security Agreement;

b) Fourth Amendment Fee Letter;

c) Amended and Restated Ownership Interest and Intercompany Note Pledge and Security Agreement;

d) Amended and Restated Guaranty; and

e) such other documents and agreements reasonably required by the Agents.

g. The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Parent, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the date hereof.

h. The Collateral Agent shall have received all documents and instruments, including financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents with respect to the Parent and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agents.

i. The Agents shall have received an opinion of counsel to the Loan Parties, addressed to the Agents and each Lender, as to such matters concerning the Parent, the other Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.

j. No Default or Event of Default shall exist.

k. No material misstatements in or omissions shall exist from the materials previously furnished to the Agents or any Lender for their review. The Agents shall be satisfied that any financial statements delivered to them fairly present the business and financial condition of the Loan Parties and their subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, income or prospects of the Loan Parties since the date of the most recent financial information delivered to the Agents.

I. No litigation or other proceeding shall exist the result of which might have a material adverse effect on the Loan Parties.

m. No default of any material contract or agreement of any Loan Party or any Subsidiary of any Loan Party shall exist.

3. Ratification of Loan Documents. No Claims against any Lender:

a. Except as provided herein, all terms and conditions of the Credit Agreement and of each of the other Loan Documents remain in full force and effect. Each Loan Party hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

b. Each Loan Party hereby makes all representations, warranties, and covenants set forth in the Credit Agreement as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date). To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Fourth Amendment.

c. Each Loan Party represents and warrants to the Administrative Agent and each Lender that as of the date of this Fourth Amendment, no Event of Default exists, or solely with the passage of time or notice, would exist under the Loan Documents.

d. Each Loan Party acknowledges and agrees that to its actual knowledge (i) there is no basis nor set of facts on which any amount (or any portion thereof) owed by any of the Loan Parties under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; (ii) nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to any of the Loan Parties with regard thereto; (iii) nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

e. Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Fourth Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

4. Miscellaneous:

a. Terms used in this Fourth Amendment which are defined in the Credit Agreement are used as so defined.

b. This Fourth Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement.

c. This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d. Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Fourth Amendment.

e. The Borrowers shall pay on demand all reasonable costs and expenses of the Agents and the Lenders, including, without limitation, attorneys’ fees incurred by the Agents in connection with the preparation, negotiation, execution, and delivery of this Fourth Amendment. The Administrative Agent is hereby authorized by the Borrowers to make one or more Revolving Credit Loans to pay all such costs, expenses, and attorneys’ fees and expenses.

f. In connection with the interpretation of this Fourth Amendment and all other documents, instruments, and agreements incidental hereto:

i. All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

ii. The captions of this Fourth Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties under this Fourth Amendment.

iii. In the event of any inconsistency between the provisions of this Fourth Amendment and any of the other Loan Documents, the provisions of this Fourth Amendment shall govern and control.

g. The Agents, the Lenders, the Borrowers, and the Facility Guarantors have prepared this Fourth Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Agents, the Lenders, the Borrowers, and the Facility Guarantors and shall not be construed against any party.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to be duly executed under seal as of the date first set forth above.

AMERICAN APPAREL (USA), LLC (f/k/a AAI Acquisition LLC (successor-by-merger to American Apparel, Inc.), as Lead Borrower and as a Borrower

By:

Name:

Title:

AMERICAN APPAREL RETAIL, INC., as a Borrower

By:

Name:

Title:

AMERICAN APPAREL DYEING & FINISHING, INC., as a Borrower

By:

Name:

Title:

KCL KNITTING, LLC,

as a Borrower

By: American Apparel (USA), LLC, its sole member

By:

Name:

Title:

Signature Page to Fourth Amendment to Credit Agreement

AMERICAN APPAREL, LLC, as a Facility Guarantor

By: American Apparel (USA), LLC, its sole member

By:

Name:

Title:

FRESH AIR FREIGHT, INC.,

as a Facility Guarantor

By:

Name:

Title:

AMERICAN APPAREL, INC. (f/k/a Endeavor Acquisition Corp.), as a Facility Guarantor

By:

Name:

Title:

Signature Page to Fourth Amendment to Credit Agreement

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, as Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:

Name:

Title:

LASALLE BANK NATIONAL ASSOCIATION, as Issuing Bank

By:

Name:

Title:

Signature Page to Fourth Amendment to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC, as Collateral Monitoring Agent and as a Lender

By:

Name: Emily Abrahamson

Title: Assistant Vice President/Account Executive

Signature Page to Fourth Amendment to Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:

Name: Kathryn C. Ellero

Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement

Exhibit K

FORM OF COMPLIANCE CERTIFICATE [see attached]

Exhibit K to Credit Agreement

Exhibit M

FINANCIAL PERFORMANCE COVENANTS

1. Minimum Excess Availability. The Loan Parties shall at all times maintain Excess Availability in an amount not less than ten percent (10%) of the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Ceiling.

1082444.4

Exhibit M to Credit Agreement